                                                                    Exhibit 99.1


NEWS RELEASE
------------------------------------------------------------------------------

MEDIA CONTACT:                           WORLDWIDE LEADER IN BEARINGS AND STEEL
Denise L. Bowler
Manager - Communictions Planning and Integration
(330) 471-3485
www.timken.com/media

INVESTOR CONTACT:
Kevin R. Beck
Manager - Investor Relations
(330) 471-7181



RECORD QUARTERLY SALES OF $1.1 BILLION
--------------------------------------

STRONG EARNINGS IMPROVEMENT OVER LAST YEAR'S FIRST QUARTER
----------------------------------------------------------

                   TIMKEN ANNOUNCES RECORD FIRST QUARTER SALES
                   -------------------------------------------

         Canton, OH - April 22, 2004 - The Timken Company (NYSE:TKR) today reported record sales of $1.1 billion for the first quarter of 2004, an increase of 31 percent from the prior year. Adjusted to include pro forma results for Torrington for the full first quarter of 2003, sales were up 11 percent. Sales were higher across all three business groups, Automotive, Industrial and Steel, compared to the first quarter of 2003. Timken completed its $840 million strategic acquisition of The Torrington Company on February 18, 2003.
         Timken reported $0.32 per diluted share, more than double the $0.15 per diluted share from a year ago. Excluding special items, adjusted earnings per share were $0.31, or 63 percent higher than the $0.19 last year. This compared favorably to previous company estimates of $0.25 to $0.30 per diluted share, excluding special items. Special items in 2004 totaled $0.7 million of pretax income, with $7.7 million of income received under the Continued Dumping and Subsidy Offset Act

                                                                        - more -

           Denise L. Bowler                   Kevin R. Beck
           Mail Code:  GNW-37                 Mail Code:  GNE-26
           1835 Dueber Avenue, S.W.           1835 Dueber Avenue, S.W.
           P.O. Box 6932                      P.O. Box 6928
           Canton, OH 44706-0932 U.S.A.       Canton, OH 44706-0928 U.S.A.
           Telephone:  (330) 471-3485         Telephone: (330) 471-7181
           Facsimile:  (330) 471-4118         Facsimile: (330) 471-2797
           e-mail: denise.bowler@timken.com E-mail: kevin.beck@timken.com THE TIMKEN COMPANY

(CDSOA) virtually offset by integration expenses related to Torrington. In the first quarter of 2003, special items were $3.6 million of pretax expense.
         "We have seen a broad-based improvement across our three business groups," said James W. Griffith, president and CEO. "Improving markets, coupled with actions taken in 2003 to strengthen the businesses, are hitting the bottom line."
         Stronger demand in industrial markets benefited both the Industrial and Steel Groups. "We are in a good position to leverage this economic upturn," Mr. Griffith said. "Changes to surcharge mechanisms were effective in partially offsetting unprecedented increases in scrap steel prices and allowed the Steel Group to return to profitability. Automotive Group margins were better than last year, reflecting stronger volume and manufacturing improvements."
         "We are reporting record sales, but are still well below record earning levels," said Mr. Griffith. "We are encouraged by the growing strength of the global economy, but still face an increasingly competitive environment, and we will continue to take aggressive action to improve performance."
         For the quarter, the company achieved pretax integration savings of $17 million, driven by leveraging the combined purchasing of Torrington and Timken. The company is on track to achieve its target of $80 million of pretax integration savings during 2005.
         Total debt at March 31, 2004 was $812.3 million, 42.3 percent of capital. Debt was higher than the 2003 year-end level of $734.6 million due to cash contributions to domestic pension plans and seasonal working capital. The company expects its leverage to be lower at the end of this year compared to last year.
                                                                        - more -

THE TIMKEN COMPANY

AUTOMOTIVE GROUP RESULTS
         For the first quarter, Automotive Group sales were $415.6 million, up 39 percent from $298.1 million in the first quarter of last year. Including pro forma results for Torrington, sales were up 8 percent.
         Strong demand in North American light truck and medium/heavy truck sectors drove the sales increase. Light truck production was up approximately 3 percent, due to recent product introductions, while medium/heavy truck production was up approximately 36 percent. Partially offsetting this increase was a 6 percent decrease in passenger car production.
         Earnings before interest and taxes (EBIT) were $18.3 million, compared to $8.9 million last year. EBIT margin of 4.4 percent improved from 3.0 percent a year ago. The EBIT improvement was the result of leveraging strong sales, combined with manufacturing integration cost savings. Cost-saving actions included a workforce reduction in excess of 750 positions during the second half of 2003, improved European operations and integration activities.

INDUSTRIAL GROUP RESULTS
         For the first quarter, Industrial Group sales were $410.6 million, up 35 percent from $305.2 million last year. Including pro forma results for Torrington, sales were up 11 percent. Most market segments saw double-digit sales percentage increases over last year's levels. Distribution sales showed some improvement due to strengthening end markets, while distributors reduced inventory levels of some of the company's products.

                                                                        - more -
THE TIMKEN COMPANY

         EBIT was $35.8 million, compared to $17.8 million last year. EBIT margin of 8.7 percent improved from 5.8 percent a year ago. The increase was attributed to improved volume, integration and other cost reduction initiatives.

STEEL GROUP RESULTS
         For the first quarter, Steel Group sales were $309.3 million, up 12 percent from $275.8 million last year. Strong demand from both automotive and industrial customers drove record shipments. In addition, top-line growth benefited from surcharges to offset rising raw material costs.
         EBIT was $2.7 million, compared to $6.5 million last year. EBIT margin of 0.9 percent was below the 2.4 percent EBIT margin a year ago. The group had record sales for the quarter along with record high raw material costs. A significant portion of these costs is being recovered with recent surcharge provisions and price increases. This was the first profitable quarter since the second quarter of 2003. Productivity improvements and volume also contributed positively.

OUTLOOK
         The company continues to expect improved performance in 2004 across all three segments. The company expects earnings per diluted share, excluding special items, to be $0.27 to $0.32 for the second quarter and $1.00 to $1.10 for the year.
         North American light vehicle production is expected to be up slightly and medium/heavy truck production should continue to be very strong relative to last year. Automotive Group profitability is expected to continue to be better than 2003, as the benefits of cost reduction efforts impact performance. The company continues to see growing demand in global industrial markets, which should favorably impact results. Steel Group profitability is expected to be challenged by

THE TIMKEN COMPANY
continued high raw material and energy costs, but improved volume coupled with surcharge mechanisms and price increases should allow the Group to remain profitable for the year.

CONFERENCE CALL INFORMATION
     The company will host a conference call for investors and analysts today to discuss financial results.

         Conference Call:           Thursday, April 22, 2004
                                    10 a.m. Eastern Time
         All Callers:               Live Dial-In: (706) 634-0975
                                    (Call in 10 minutes prior to be included)
                                    Replay Dial-In:  (706) 645-9291
                                    Replay Passcode:  6388595
         Live Web cast:             www.timken.com
                                    --------------

         The Timken Company (NYSE: TKR); (www.timken.com) is a leading global manufacturer of highly engineered bearings and alloy steels and a provider of related products and services with operations in 27 countries. A Fortune 500 company, Timken recorded 2003 sales of $3.8 billion and employed approximately 26,000 at year-end.

 Certain statements in this news release (including statements regarding the Company's forecasts, beliefs and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements contained in the paragraph under the heading "Outlook" are forward-looking. The Company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: uncertainties in both timing and amount, if any, of actual benefits realized through the integration of Torrington with Timken's operations and the timing and amount of the resources required to achieve those results; and the impact on operations of general economic conditions, higher raw material and energy costs, the cyclicality of

THE TIMKEN COMPANY
the Company's business, fluctuations in customer demand and the Company's ability to achieve the benefits of its ongoing programs, including the implementation of its manufacturing transformation and rationalization activities. These and additional factors are described in greater detail in the Company's Prospectus Supplements dated February 11, 2003 and October 15, 2003 relating to the offerings of the Company's common stock, in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and in the Company's 2003 Annual Report, page 58. The Company undertakes no obligation to update or revise any forward-looking statement.




                                      #####

THE TIMKEN COMPANY

CONSOLIDATED STATEMENT OF INCOME                                           AS REPORTED                         ADJUSTED (1)
-----------------------------------------------------------------------------------------        ----------------------------------
(THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)                  1Q 04           1Q 03                  1Q 04              1Q 03
-----------------------------------------------------------------------------------------        ----------------------------------
Net sales                                                     $1,098,785        $838,007             $1,098,785           $838,007
Cost of products sold (2)                                        894,886         696,557                894,886            696,557
Integration/Reorganization expenses - cost of products sold        1,376           3,688                      -                  -
-----------------------------------------------------------------------------------------        ----------------------------------
    GROSS PROFIT                                                $202,523        $137,762               $203,899           $141,450
Selling, administrative & general expenses (SG&A) (2)            138,715         107,392                138,715            107,392
Integration/Reorganization expenses - SG&A                         3,988           5,375                      -                  -
Impairment and restructuring                                         730               -                      -                  -
-----------------------------------------------------------------------------------------        ----------------------------------
    OPERATING INCOME                                             $59,090         $24,995                $65,184            $34,058
Other expense                                                     (8,820)         (1,593)                (8,820)            (1,593)
Special items - other income                                       6,795           5,447                      -                  -
-----------------------------------------------------------------------------------------        ----------------------------------
    EARNINGS BEFORE INTEREST AND TAXES (EBIT)   (3)              $57,065         $28,849                $56,364            $32,465
Interest expense, net                                            (11,145)         (9,951)               (11,145)            (9,951)
                                                             ----------------------------        ----------------------------------
    INCOME BEFORE INCOME TAXES                                   $45,920         $18,898                $45,219            $22,514
Provision for income taxes                                        17,450           7,559                 17,183              8,555
                                                             ----------------------------        ----------------------------------
    NET INCOME                                                   $28,470         $11,339                $28,036            $13,959
                                                             ============================        ==================================
    EARNINGS PER SHARE                                             $0.32           $0.15                  $0.31              $0.19

    EARNINGS PER SHARE-ASSUMING DILUTION                           $0.32           $0.15                  $0.31              $0.19

Average Shares Outstanding                                    89,265,382      74,444,132             89,265,382         74,444,132
Average Shares Outstanding-assuming dilution                  90,137,140      74,613,170             90,137,140         74,613,170
========================================================================================         ==================================

(1) "Adjusted" statements exclude the impact of impairment and restructuring, integration/reorganization and special charges for all periods shown.

(2) First quarter 2003 results include a reclassification of $7,496 from cost of products sold to selling, administrative and general expenses for Torrington engineering and research and development expenses to be consistent with Timken's cost classification methodology.


BUSINESS SEGMENTS
-------------------------------------------------------------------------------------------------------------------
(THOUSANDS OF U.S. DOLLARS)                                                   1Q 04                        1Q 03
-------------------------------------------------------------------------------------------------------------------
AUTOMOTIVE GROUP
----------------
Net sales to external customers                                              $415,602                     $298,129
Adjusted earnings before interest and taxes (EBIT) * (3)                      $18,323                       $8,868
Adjusted EBIT Margin (3)                                                         4.4%                         3.0%

INDUSTRIAL GROUP
----------------
Net sales to external customers                                              $410,269                     $304,963
Intersegment sales                                                                289                          192
                                                                  -------------------------------------------------
Total net sales                                                              $410,558                     $305,155
Adjusted earnings before interest and taxes (EBIT) * (3)                      $35,766                      $17,810
Adjusted EBIT Margin (3)                                                         8.7%                         5.8%

STEEL GROUP
-----------
Net sales to external customers                                              $272,914                     $234,915
Intersegment sales                                                             36,417                       40,864
                                                                  -------------------------------------------------
Total net sales                                                              $309,331                     $275,779
Adjusted earnings before interest and taxes (EBIT) * (3)                       $2,724                       $6,530
Adjusted EBIT Margin (3)                                                          0.9%                         2.4%

* Automotive Bearings, Industrial Bearings and Steel EBIT do not equal Consolidated EBIT due to intersegment adjustments which are eliminated upon consolidation.

(3) EBIT is defined as operating income plus other income (expense). EBIT Margin is EBIT as a percentage of net sales. EBIT and EBIT margin on a segment basis exclude certain special items set forth above. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT and EBIT Margin best reflect the performance of our business segments, and EBIT disclosures are responsive to investors.

RECONCILIATION OF TOTAL DEBT AND THE RATIO OF TOTAL DEBT TO CAPITAL:

                                                                   MAR 31, 2004                   DEC 31, 2003
Short-term debt                                                        $188,123                       $121,194
Long-term debt                                                          624,141                        613,446
                                                            --------------------        -----------------------
  Total Debt                                                           $812,264                       $734,640
                                                            ====================        =======================
Total debt                                                             $812,264                       $734,640
Shareholders' equity                                                  1,107,036                      1,089,627
                                                            --------------------        -----------------------
  Total debt + shareholders' equity (Capital)                        $1,919,300                     $1,824,267
                                                            --------------------        -----------------------
Ratio of Total Debt to Capital                                            42.3%                          40.3%
                                                            ====================        =======================

RECONCILIATION OF GAAP NET INCOME AND EPS - BASIC AND DILUTED AS PREVIOUSLY DISCLOSED.

This reconciliation is provided as additional relevant information about the company's performance. Management believes adjusted net income and adjusted earnings per share are more representative of the company's performance, and therefore useful to investors. Management also believes that it is appropriate to compare GAAP net income to adjusted net income in light of special items related to impairment and restructuring and integration/reorganization costs, one-time gains/losses on sales of assets, Continued Dumping and Subsidy Offset Act (CDSOA) receipts and payments.

                                                      ---------------------------------        ----------------------------------
                                                                     1Q 04                                    1Q 03
---------------------------------------------------------------------------------------        ----------------------------------
(THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)             $                    EPS                    $                  EPS
---------------------------------------------------------------------------------------        ----------------------------------
Net income                                               $28,470                 $0.32               $11,339               $0.15

Pre-tax special items:
  Integration expense - cost of products sold              1,376                  0.02                 3,688                0.05
  Integration expenses - SG&A                              3,988                  0.04                 5,375                0.07
  Impairment and restructuring                               730                  0.01                     -                   -
  Special items - other (income) expense:
    CDSOA receipts, net of expenses                       (7,743) (4)            (0.09)                    -                   -
    Adoption of FIN 46 for investment in PEL                 948  (5)             0.01                     -                   -
    Gain on sale of land                                       -                     -                (5,447)              (0.07)
Tax effect of special items                                  267                  0.00                  (996)              (0.01)
                                                      -----------       ---------------        --------------      --------------
Adjusted net income                                      $28,036                 $0.31               $13,959               $0.19
                                                      ===========       ===============        ==============      ==============

(4)  CDSOA receipts are reported net of applicable expenses.

(5) In the first quarter of 2004, Timken adopted Interpretation No. 46, "Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51" (FIN 46). Timken concluded that its investment in a joint venture, PEL, was subject to the provisions of FIN 46 and that Timken was the primary beneficiary of PEL. Accordingly, Timken consolidated PEL effective March 31, 2004, which resulted in a charge to earnings related to the cumulative effect of change in accounting principle.

CALCULATION OF TIMKEN COMPANY Q1 2003 PRO FORMA NET SALES

                                         1Q 04                                         1Q 03
                                     ----------------      ------------------------------------------------------------
                                         TIMKEN                TIMKEN                 IMPACT OF             TIMKEN
                                      COMPANY, AS            COMPANY, AS              TORRINGTON          COMPANY, PRO
                                        REPORTED               REPORTED              ACQUISITION (6)         FORMA
                                     -------------------------------------        -------------------------------------
AUTOMOTIVE GROUP
----------------
Net sales to external customers           $415,602               $298,129                $87,721            $385,850

INDUSTRIAL GROUP
----------------
Net sales to external customers           $410,269               $304,963                $63,522            $368,485
Intersegment sales                             289                    192                      -                 192
                                     -------------------------------------        -----------------------------------
Total net sales                           $410,558               $305,155                $63,522            $368,677

STEEL GROUP
-----------
Net sales to external customers           $272,914               $234,915                      -            $234,915
Intersegment sales                          36,417                 40,864                      -              40,864
                                     -------------------------------------        -----------------------------------
Total net sales                           $309,331               $275,779                      -            $275,779

CONSOLIDATED
------------
Net sales to external customers         $1,098,785               $838,007               $151,243            $989,250

(6) Impact of Torrington Acquisition represents Torrington sales for 2003 prior to the acquisition. Timken sales to Torrington prior to the acquisition have been excluded. This is consistent with the methodology used to calculate pro forma financial results in 2003. Allocation of net sales within the business groups was calculated using the ratio of first quarter 2003 net sales subsequent to the acquisition. Management believes this comparison is helpful for investors to evaluate first quarter 2004 sales compared to the first quarter 2003, as if Timken had acquired Torrington on January 1, 2003.

RECONCILIATION OF OUTLOOK INFORMATION -

Expected net income per diluted share for the full year and the second quarter exclude special items. Examples of such special items include impairment and restructuring, integration/reorganization expenses and payments under the CDSOA. It is not possible at this time to identify the potential amount or significance of these special items. We cannot predict whether we will receive any additional payments under the CDSOA in 2004 and if so, in what amount. If we do receive any additional CDSOA payments, they will most likely be received in the fourth quarter.

-----------------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEET                                  MAR 31               Dec 31
(THOUSANDS OF U.S. DOLLARS)                                  2004                 2003
-----------------------------------------------------------------------------------------
ASSETS
Cash & cash equivalents                                      $35,015             $28,626
Accounts receivable                                          691,167             602,262
Deferred income taxes                                         50,033              50,271
Inventories                                                  718,183             695,946
-----------------------------------------------------------------------------------------
    TOTAL CURRENT ASSETS                                  $1,494,398          $1,377,105
Property, plant & equipment                                1,583,229           1,608,594
Goodwill                                                     202,853             173,099
Other assets                                                 545,154             530,991
-----------------------------------------------------------------------------------------
    TOTAL ASSETS                                          $3,825,634          $3,689,789
=========================================================================================

LIABILITIES
Accounts payable & other liabilities                        $511,902            $425,157
Short-term debt                                              188,123             121,194
Accrued expenses                                             509,436             508,205
-----------------------------------------------------------------------------------------
    TOTAL CURRENT LIABILITIES                             $1,209,461          $1,054,556
Long-term debt                                               624,141             613,446
Accrued pension cost                                         368,622             424,414
Accrued postretirement benefits cost                         482,028             476,966
Other non-current liabilities                                 34,346              30,780
-----------------------------------------------------------------------------------------
    TOTAL LIABILITIES                                     $2,718,598          $2,600,162

SHAREHOLDERS' EQUITY                                       1,107,036           1,089,627
-----------------------------------------------------------------------------------------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $3,825,634          $3,689,789
=========================================================================================

---------------------------------------------------------------------------------------------------------------------
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS                                         For the three months ended
                                                                                     MAR 31                  MAR 31
(THOUSANDS OF U.S. DOLLARS)                                                          2004                    2003
---------------------------------------------------------------------------------------------------------------------
CASH PROVIDED (USED)
OPERATING ACTIVITIES
Net Income                                                                            $28,470                $11,339
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Depreciation and amortization                                                        53,928                 41,265
  Other                                                                                 4,872                 (7,119)
  Changes in operating assets and liabilities:
    Accounts receivable                                                               (87,328)               (54,614)
    Inventories                                                                       (15,767)               (22,463)
    Other assets                                                                       (6,046)               (10,201)
    Accounts payable and accrued expenses                                              (3,283)                53,973
    Foreign currency translation                                                        1,476                 (1,859)
                                                                       ----------------------------------------------
     NET CASH (USED) PROVIDED BY OPERATING ACTIVITIES                                ($23,678)               $10,321

INVESTING ACTIVITIES
  Capital expenditures                                                               ($24,449)              ($22,998)
  Other                                                                                (2,099)                 7,831
  Acquisitions                                                                         (1,549)              (718,952)
                                                                       ----------------------------------------------
     NET CASH USED BY INVESTING ACTIVITIES                                           ($28,097)             ($734,119)

FINANCING ACTIVITIES
  Cash dividends paid to shareholders                                                ($11,614)               ($8,252)
  Issuance of common stock for acquisition                                                  -                180,220
  Net borrowings on credit facilities                                                  67,749                512,490
                                                                       ----------------------------------------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES                                        $56,135               $684,458

Effect of exchange rate changes on cash                                                $2,029                   $577

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                        6,389                (38,763)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                      $28,626                $82,050
                                                                       ----------------------------------------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                            $35,015                $43,287
                                                                       ==============================================